UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

BOYD GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-12882	88-0242733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 Industrial Road, Las Vegas, Nevada	89109
(address of principal executive offices)	(Zip Code)

(702) 792-7200

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

Effective July 1, 2004, Boyd Gaming Corporation (“Boyd Gaming”) acquired Coast Casinos, Inc. (“Coast Casinos”) through an Agreement and Plan of Merger dated as of February 6, 2004, as amended (the “Agreement”), by and among Boyd Gaming, Coast Casinos and BGC, Inc., a direct wholly owned subsidiary of Boyd Gaming (“BGC”). Pursuant to the Agreement, Coast Casinos was merged with and into BGC (the “Merger”). Following the completion of Merger, Boyd Gaming intends to continue the operations of Coast Casinos.

On a fully-diluted basis, Coast Casinos stockholders will receive approximately $482 million in cash, and Boyd Gaming issued approximately 19.4 million shares of Boyd Gaming common stock to Coast Casinos stockholders. The stock consideration was valued at approximately $325 million. In addition, Boyd Gaming assumed approximately $430 million of debt of Coast Casinos.

Boyd Gaming financed the cash portion of the consideration in the Merger, including Merger related costs, and refinanced Coast Casinos’ debt with availability under its New Bank Credit Facility (defined below) that became effective on July 1, 2004.

The amount of the consideration paid, including the debt assumed, by Boyd Gaming in the Merger was determined in arm’s-length negotiations between the parties to the Agreement, and the terms of the Agreement were approved by all of such parties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms of the Agreement filed as Exhibit 2.1 to Boyd Gaming’s Current Report on Form 8-K filed with the Commission on February 9, 2004 and incorporated herein by reference.

Item 5. Other Events and Regulation FD Disclosure.

On July 1, 2004, Boyd Gaming issued a press release announcing that it completed the Merger. A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

On July 1, 2004, Boyd Gaming issued a press release announcing, among other things, that: (i) in connection with the consummation of the Merger, its previously announced offer to purchase and consent solicitation (the “Offer”) for Coast Hotels and Casinos, Inc.’s (“Coast Hotels”) 9.50% Senior Subordinated Notes due 2009 (the “Notes”) expired; (ii) Boyd Gaming accepted and paid for all Notes tendered pursuant to the Offer; and (iii) Coast Hotels notified the trustee for the Notes that on August 2, 2004 Coast will redeem, in full, all Notes that remain outstanding, the aggregate principal amount of which is approximately $24.4 million. A copy of the press release is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

In addition, on July 1, 2004, the $1.6 billion bank credit facility (the “New Bank Credit Facility”) among Boyd Gaming, Bank of America, N.A and certain other financial institutions became effective. The New Bank Credit Facility replaces Boyd Gaming’s existing bank credit facility and the Coast Hotels’ bank credit facility.

The New Bank Credit Facility consists of commitments for up to $1.1 billion of revolving loans and a $500 million term loan. The revolving loans will mature in June 2009 and the term loan will mature in June 2011. The term loan is required to be repaid in increments of $1.25 million per quarter from September 30, 2004 through March 31, 2011. The interest rate on the New Bank Credit Facility is based upon either the agent bank’s quoted base rate or the eurodollar rate, plus an applicable margin that is determined by the level of a predefined financial leverage ratio. In addition, Boyd Gaming will incur a commitment fee on the unused portion of the revolving loan commitment that ranges from 0.25% to 0.50% per annum. The New Bank Credit Facility is secured by substantially all of Boyd Gaming’s real and personal property (other than stock and other equity interests), including each of its wholly owned casino properties.

The New Bank Credit Facility contains certain financial and other covenants, including, without limitation, various covenants (i) requiring the maintenance of a fixed charge coverage ratio, (ii) establishing a maximum permitted total leverage ratio and senior leverage ratio, (iii) imposing limitations on the incurrence of additional secured indebtedness, (iv) imposing limitations on the maximum permitted expansion capital expenditures during the term of the New Bank Credit Facility, (v) imposing restrictions on investments, dividends and certain other payments, and (vi) requiring that Boyd Gaming maintain a minimum amount of public unsecured indebtedness outstanding.

The foregoing description of the New Bank Credit Facility does not purport to be complete and is qualified in its entirety by the terms of the New Bank Credit Facility filed as Exhibit 10.34 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

(i)	The Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiaries, as of December 31, 2002 and 2003, and for the each of the three years in the period ended December 31, 2003, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(ii)	The Unaudited Condensed Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiary, as of March 31, 2004, and for each of the three months ended March 31, 2003 and 2004, are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(b)	The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004, the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003, and, in each case, the notes thereto, prepared to give effect to Boyd Gaming’s (i) acquisition of Harrah’s Shreveport Hotel and Casino, and (ii) merger with Coast Casinos, Inc., after giving effect to the acquisition of Harrah’s Shreveport Hotel and Casino, are attached hereto as Exhibit 99.5 and incorporated herein by reference.

(c) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of February 6, 2004, among Boyd Gaming Corporation, BGC, Inc. and Coast Casinos, Inc., incorporated by reference to Boyd Gaming Corporation’s Current Report on Form 8-K, filed with the Commission on February 9, 2004.
10.34	Credit Agreement dated as of May 20, 2004, among Boyd Gaming Corporation as the Borrower, certain commercial lending institutions as the Lenders, Bank of America, N.A. as the Administrative Agent and L/C Issuer, Wells Fargo Bank, N.A. as the Swing Line Lender, CIBC World Markets Corp. and Wells Fargo Bank, N.A. as Co-Syndication Agents and Calyon New York Branch and Deutsche Bank Trust Company Americas as Co-Documentation Agents.
23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Press Release dated as of July 1, 2004, issued by Boyd Gaming Corporation.

Exhibit No.	Description
99.2	Press Release dated as of July 1, 2004, issued by Boyd Gaming Corporation.
99.3	The Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiaries, as of December 31, 2002 and 2003, and for the each of the three years in the period ended December 31, 2003.
99.4	The Unaudited Condensed Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiary, as of March 31, 2004, and for each of the three months ended March 31, 2003 and 2004.
99.5	The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004, the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003, and, in each case, the notes thereto, prepared to give effect to Boyd Gaming’s (i) acquisition of Harrah’s Shreveport Hotel and Casino, and (ii) merger with Coast Casinos, Inc., after giving effect to the acquisition of Harrah’s Shreveport Hotel and Casino.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Boyd Gaming Corporation

Date: July 9, 2004	By:	/s/ Ellis Landau
Ellis Landau Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of February 6, 2004, among Boyd Gaming Corporation, BGC, Inc. and Coast Casinos, Inc., incorporated by reference to Boyd Gaming Corporation’s Current Report on Form 8-K, filed with the Commission on February 9, 2004.

10.34	Credit Agreement dated as of May 20, 2004, among Boyd Gaming Corporation as the Borrower, certain commercial lending institutions as the Lenders, Bank of America, N.A. as the Administrative Agent and L/C Issuer, Wells Fargo Bank, N.A. as the Swing Line Lender, CIBC World Markets Corp. and Wells Fargo Bank, N.A. as Co-Syndication Agents and Calyon New York Branch and Deutsche Bank Trust Company Americas as Co-Documentation Agents.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Press Release dated as of July 1, 2004, issued by Boyd Gaming Corporation.

99.2	Press Release dated as of July 1, 2004, issued by Boyd Gaming Corporation.

99.3	The Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiaries, as of December 31, 2002 and 2003, and for the each of the three years in the period ended December 31, 2003.

99.4	The Unaudited Condensed Consolidated Financial Statements of Coast Casinos, Inc. and Subsidiary, as of March 31, 2004, and for each of the three months ended March 31, 2003 and 2004.

99.5	The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004, the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003, and, in each case, the notes thereto, prepared to give effect to Boyd Gaming’s (i) acquisition of Harrah’s Shreveport Hotel and Casino, and (ii) merger with Coast Casinos, Inc., after giving effect to the acquisition of Harrah’s Shreveport Hotel and Casino.